UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-41886	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.02 Results of Operations and Financial Condition.

On May 31, 2024, Citi Trends, Inc. (the “Company”) issued a press release that in part provides preliminary sales results for the first quarter of fiscal 2024 and financial guidance for fiscal 2024 (the “Press Release”). A copy of the Press Release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1, and the portion of the Press Release regarding the preliminary financial information and financial guidance is incorporated herein by reference.

The information contained in this Item 2.02, including the portion of the Press Release regarding the preliminary financial information and financial guidance, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On May 29, 2024, the Board of Directors of the Company (the “Board”) appointed Kenneth D. Seipel, a current member of the Board, to the position of Interim Chief Executive Officer, effective as of June 2, 2024. As a result of his appointment as Interim Chief Executive Officer, Mr. Seipel will no longer qualify as an “independent director” under the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act, and will resign from his positions as a member of the Nominating and Corporate Governance Committee, the Audit Committee and the Finance Committee of the Board, effective June 2, 2024.

Mr. Seipel, age 63, has served as a director of the Company since 2019. He formerly served as the lead independent director of West Marine Inc., the world’s largest retailer of boating supplies, since August 2021, after previously serving as the Chief Executive Officer from 2018 to 2021. Mr. Seipel is currently the Principal of Retail Business Optimization LLC, a consulting firm optimizing retail execution. From March 2013 to March 2017, Mr. Seipel served as Chief Executive Officer of Gabriel Brothers Inc., an off-priced retailer selling designer brands and fashions for up to 70% off department and specialty store prices. From March 2011 until February 2013, Mr. Seipel served as President and Chief Operating Officer of Wet Seal Inc. Prior to that, Mr. Seipel served as the President and Chief Merchandise/Marketing Officer of Pamida Discount Stores LLC, a regional discount chain of department stores with more than 175 locations in the United States, from 2009 until 2011. Mr. Seipel also served as Executive Vice President of Stores, Operations and Store Design for the Old Navy division of Gap, Inc., an American clothing brand and chain of more than 1,000 stores in the United States and Canada, from 2003 through 2008. Mr. Seipel also held various merchandising and operations management roles earlier in his career with Target Corporation, a public retailing company and the second largest discount retailer in the United States, Shopko Stores, Inc., a privately-held chain of retail stores, and J. C. Penney Company, Inc., a public corporation which operates a chain of mid-range department stores and catalog sales merchant offices throughout the United States.

Mr. Seipel has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Seipel and any other person pursuant to which Mr. Seipel was selected as the Company’s Interim Chief Executive Officer, and there are no transactions involving Mr. Seipel that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as Interim Chief Executive Officer, Mr. Seipel will receive an annual base salary of $725,000, and will receive a $70,000 starting bonus. Mr. Seipel will be eligible to receive an annual cash bonus for fiscal year 2024 based upon achievement of certain performance goals, with a target amount equal to 66% of his annual base salary and an opportunity to earn up to 200% of the target amount to the extent performance goals are exceeded. In addition, Mr. Seipel will be granted a fully vested stock award having a value of $400,000, with the number of shares determined based on the stock price on June 2, 2024. Mr. Seipel will be eligible for additional awards of restricted stock having an aggregate value of $800,000 as of June 2, 2024, to be granted in nine monthly installments beginning on July 2, 2024, with the number of shares of restricted stock granted in each installment determined by dividing $88,889 by the stock price on June 2, 2024, with each grant contingent on Mr. Seipel serving as Interim Chief Executive Officer on the grant date. The restricted stock will vest in three equal installments on June 2, 2025, June 2, 2026 and June 2, 2027, subject to Mr. Seipel continuing to serve as Chief Executive Officer or as a member of the Board of Directors on the vesting date.

The Board’s independent members will commence a search for a new permanent Chief Executive Officer and plan to retain a nationally recognized executive search firm to support the process. The Board will consider external candidates, as well as Mr. Seipel, in the search.

Departure of Chief Executive Officer

On May 29, 2024, the Board determined that David N. Makuen would transition from the role of Chief Executive Officer, effective June 1, 2024. Mr. Makuen has resigned as a member of the Board, effective June 1, 2024, and has withdrawn as a director-nominee for election to serve on the Board at the Company’s upcoming annual meeting of stockholders to be held on June 20, 2024 (the “2024 Annual Meeting”).

On May 31, 2024, the Company and Mr. Makuen entered into a Separation Agreement (the “Separation Agreement”) effective as of June 1, 2024. Pursuant to the Separation Agreement, Mr. Makuen will receive severance payments and benefits as provided in his Severance Agreement with the Company, dated February 17, 2020. Mr. Makuen will also remain employed with the Company as Senior Advisor to the CEO until August 3, 2024 to aid in the transition of his role to Mr. Seipel. He will continue to receive his base salary during this advisory period. The summary of the Separation Agreement above does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Mr. Makuen’s decision to resign from the Board was not the result of any disagreement with the Company, the Board or management on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Makuen’s resignation from the Board, the Board reduced the number of directors that constitutes the full Board from nine to eight directors effective as of June 1, 2024.

Other than Mr. Makuen, the director-nominees named in the Company’s Definitive Proxy Statement dated May 8, 2024 (the “Proxy Statement”) will stand for election at the 2024 Annual Meeting. Notwithstanding Mr. Makuen’s resignation and withdrawal as a director-nominee, the Company’s stockholders eligible to vote at the 2024 Annual Meeting may continue to use the form of proxy card included with the distribution of the Proxy Statement to vote their shares as to the Board’s remaining nominees and the other matters being voted on at the 2024 Annual Meeting. Previously voted proxies remain valid, other than with respect to Mr. Makuen; any votes that are submitted with respect to Mr. Makuen’s election will be disregarded.

Item 7.01 Regulation FD Disclosure.

On May 31, 2024, the Company announced the leadership transition described above. The portion of the Press Release regarding the leadership transition is incorporated herein by reference.

The information contained in this Item 7.01, including the portion of the Press Release regarding the leadership transition, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference into any filings under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated May 31, 2024.

10.1	Separation Agreement, dated May 31, 2024 to be effective as of June 1, 2024, between David N. Makuen and Citi Trends, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITI TRENDS, INC.

Date: May 31, 2024	By:	/s/ Heather Plutino
		Name:	Heather Plutino
		Title:	Chief Financial Officer